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                                                                    Exhibit 23.4

Anchor Financial Corporation
Myrtle Beach, South Carolina

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report relating to Bailey Financial Corporation dated January 8, 1999, included in Registration Statement File No. 33-73186. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.

                                          Tourville, Simpson & Henderson, L.L.P.
Tourville, Simpson & Henderson, L.L.P.
Columbia, South Carolina
March 15, 2000